Exhibit 10.1

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into as of April 2, 2013, by and between Onvia, Inc., a Delaware corporation (the “Company”), and each of the entities identified on Schedule 1 hereto (each a “Seller” and collectively, the “Sellers”).

W I T N E S S E T H:

WHEREAS, the Sellers own in aggregate 1,242,781 shares of the Company’s common stock, $.0001 par value per share (the “Common Stock”);

WHEREAS, each of the Sellers have agreed to transfer to the Company, and the Company has agreed to repurchase, all such shares owned by such Seller (the “Repurchase Shares”) on the terms set forth in this Agreement at the price and upon the terms provided in this Agreement (the “Repurchase Transaction”);

WHEREAS, the Board of Directors of the Company (the “Board”) has approved the Repurchase Transaction and has approved and declared it advisable for the Company to enter into this Agreement and consummate the transactions contemplated thereby, including the Repurchase Transaction, upon the terms and subject to the conditions set forth herein and therein;

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Repurchase Transaction.

(a) Each of the Sellers hereby agrees, severally and not jointly, to transfer, assign, sell, convey and deliver to the Company 100% of their right, title, and interest in and to the Repurchase Shares indicated on Schedule 1 hereto at a per share purchase price of $3.50 (the “Per Share Purchase Price”).

(b) The closing of the sale of the Repurchase Shares (the “Closing”) shall take place concurrently with the execution of this Agreement at the offices of the Company located in Seattle, Washington, or at such other time and place as may be agreed upon by the Company and the Sellers.

(c) At the Closing, each Seller shall deliver to the Company or as instructed by the Company duly executed stock powers relating to the applicable Repurchase Shares, as applicable, and the Company agrees to deliver to the applicable Seller the Per Share Purchase Price for each of the Repurchase Shares transferred by such Seller, or an aggregate purchase price of $4,349,734, by wire transfer of immediately available funds.

2. Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to the Sellers that:

(a) The Company is a corporation duly organized and existing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(c) The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) violate any provision of the certificate of incorporation or by-laws, or other organizational documents, as applicable, of the Company or its subsidiaries or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties; except, in the case of clauses (i) and (iii), as would not impair in any material respect the consummation of the Company’s obligations hereunder or reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the date of this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of its obligations under this Agreement, including the consummation by the Company of the transactions contemplated by this Agreement, except where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not impair in any material respect the consummation of the Company’s obligations hereunder or reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

3. Representations of the Sellers. In connection with the transactions contemplated hereby, each of the Sellers severally and not jointly represents and warrants to the Company that:

(a) Such Seller is duly organized and existing under the laws of its state of organization.

(b) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Seller of this Agreement and for the sale and delivery of the Repurchase Shares to be sold by such Seller hereunder, have been obtained; and such Seller has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Repurchase Shares to be sold by such Seller hereunder, except for such consents, approvals, authorizations and orders as would not impair in any material respect the consummation of the Sellers’ obligations hereunder.

(c) This Agreement has been duly authorized, executed and delivered by such Seller and constitutes a valid and binding agreement of such Seller, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(d) The sale of the Repurchase Shares to be sold by such Seller hereunder and the compliance by such Seller with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Seller is a party or by which such Seller is bound or to which any of the property or assets of such Seller is subject, (ii) nor will such action result in any violation of the provisions of (x) any organizational or similar documents pursuant to which such Seller was formed or (y) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Seller or the property of such Seller.

(e) As of the date hereof and immediately prior to the delivery of the Repurchase Shares to the Company at the Closing, such Seller holds good and valid title to the Repurchase Shares or a securities entitlement in respect thereof, and holds, and will hold, such Repurchase Shares free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Repurchase Shares and payment therefor pursuant hereto, assuming that the Company has no notice of any adverse claims within the meaning of Section 8-105 of the Delaware Uniform Commercial Code as in effect in the State of Delaware from time to time (the “UCC”), the Company will acquire good and valid title to the Repurchase Shares, free and clear of all liens, encumbrances, equities or claims, as well as a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Repurchase Shares purchased by the Company, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against the Company.

(f) Such Seller (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Repurchase Transaction. Such Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Repurchase Transaction and the Repurchase Shares and has had full access to such other information concerning the Repurchase Shares and the Company as it has requested. Such Seller has received all information that it believes is necessary or appropriate in connection with the Repurchase Transaction. Such Seller is an informed and sophisticated party and has engaged, to the extent such Seller deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. Such Seller acknowledges that such Seller has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of such Seller in this Agreement.

(g) Such Seller has received and carefully reviewed the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2012 and all subsequent public filings of the Company with the Securities and Exchange Commission (the “SEC”), other publicly available information regarding the Company, and such other information that it and its advisers deem necessary to make its decision to proceed with the Repurchase Transaction;

(h) Such Seller acknowledges and understands that the Company and its officers and affiliates may possess material non-public information not known to Seller that may impact the value of the Securities (the “Information”), that the Company is unable to disclose to Seller, including without limitation, (i) information received by principals and employees of the Company in their capacities as directors, officers, significant stockholders and/or affiliates of the Company, (ii) information otherwise received from the Company on a confidential basis, and (iii) information received on a privileged basis from the attorneys and financial advisers representing the Company and its Board. Such Seller understands, based on its experience, the disadvantage to which Seller is subject due to the disparity of information between Seller and the Company. Notwithstanding this, Seller has deemed it appropriate to engage in the Repurchase Transaction;

(i) Such Seller agrees that the Company Releasees (as defined below) shall have no liability to any Seller Releasor (as defined below), whatsoever due to or in connection with the Company’s use or non-disclosure of the Information, and such Seller hereby irrevocably waives any claims that it might have based on the failure of the Company or any of its affiliates to disclose the Information, and such Seller hereby irrevocably waives any claims that it might have based on any such acts or omissions.

4. Mutual Release of All Claims.

(a) Release by the Company. The Company, on behalf of itself and its successors, affiliates, subsidiaries, officers, directors, partners, members, managing members, managers, trustees, beneficiaries, employees, agents, representatives, attorneys and any other advisors or consultants (the “Company Releasors”), hereby do remise, release and forever discharge, and covenant not to sue or take any steps to further any claim, action or proceeding against, any of the Sellers and their respective successors, affiliates, subsidiaries, officers, directors, partners, members, managing members, managers, trustees, beneficiaries, employees, agents, representatives, attorneys and any other advisors or consultants (the “Seller Releasees”), and each of them, from and in respect of any and all claims and causes of action, whether based on any federal, state or foreign law or right of action, direct, indirect or representative in nature, foreseen or unforeseen, matured or unmatured, known or unknown, which all or any of the Company Releasors have, had or may have against the Seller Releasees, or any of them, of any kind, nature or type whatsoever, up to the date of this Agreement, except that the foregoing release does not release any rights and duties under this Agreement or any claims the Company Releasors may have for the breach of any provisions of this Agreement.

(b) Release by the Sellers. Each of the Sellers, on behalf of itself and its respective successors, affiliates, subsidiaries, officers, directors, partners, members, managing members, managers, trustees, beneficiaries, employees, agents, representatives, attorneys and any other advisors or consultants (the “Seller Releasors”), hereby do remise, release and forever discharge, and covenant not to sue or take any steps to further any claim, action or proceeding against the Company and its successors, affiliates, subsidiaries, officers, directors, partners, members, managing members, managers, trustees, beneficiaries, employees, agents, representatives, attorneys and any other advisors or consultants (the “Company Releasees”), and each of them, from and in respect of any and all claims and causes of action, whether based on any federal, state or foreign law or right of action, direct, indirect or representative in nature, foreseen or unforeseen, matured or unmatured, known or unknown, which all or any of the Sellers have, had or may have against the Company Releasees, or any of them, of any kind, nature or type whatsoever, up to the date of this Agreement, except that the foregoing release does not release any rights and duties under this Agreement or any claims the Seller Releasors may have for the breach of any provisions of this Agreement.

(c) Transfer and Assignment. Each of the parties to this Agreement represents and warrants that it has not heretofore transferred or assigned, or purported to transfer or assign, to any person, firm, or corporation any claims, demands, obligations, losses, causes of action, damages, penalties, costs, expenses, attorneys’ fees, liabilities or indemnities herein released. Each of the parties represents and warrants that neither it nor any assignee has filed any lawsuit against the other.

(d) No Limitations on Releases. The parties to this Agreement waive any and all rights (to the extent permitted by state law, federal law, principles of common law or any other law) which may have the effect of limiting the releases as set forth in this Section 4. Without limiting the generality of the foregoing, the parties acknowledge that there is a risk that the damages which they believe they have suffered or will suffer may turn out to be other than or greater than those now known, suspected, or believed to be true. In addition, the cost and damages they have incurred or have suffered may be greater than or other than those now known. Facts on which they have been relying in entering into this Agreement may later turn out to be other than or different from those now known, suspected or believed to be true. The parties acknowledge that in entering into this Agreement, they have expressed that they agree to accept the risk of any such possible unknown damages, claims, facts, demands, actions, and causes of action.

(e) Releases Binding, Unconditional and Final. The parties hereby acknowledge and agree that the releases and covenants provided for in this Section 4 are binding, unconditional and final as of the date hereof.

5. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

To the Sellers:

c/o Symphony Technology Group, LLC

2475 Hanover Street

Palo Alto, CA 94304

Attention: Chief Financial Officer

Facsimile: (650) 935.9501

E-mail: steve@symphonytg.com

With a copy to (which shall not constitute notice):

Shearman & Sterling LLP

Four Embarcadero Center, Suite 3800

San Francisco, CA 94111

Attention: Steve L. Camahort, Esq.

Facsimile: (415) 616 1440

E-mail: steve.camahort@shearman.com

To the Company:

Onvia, Inc.

509 Olive Way, Suite 400

Seattle, Washington 98101

Attention: Henry G. Riner

Facsimile: (206) 373-8961

E-mail: HRiner@onvia.com

With a copy to (which shall not constitute notice):

Alston & Bird LLP

The Atlantic Building

950 F Street, N.W.

Washington DC 20004-1404

Attention: Keith E. Gottfried, Esq.

Facsimile: (202) 654-4879

E-mail: Keith.Gottfried@alston.com

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

6. Miscellaneous.

(a) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c) Complete Agreement. This Agreement and any other agreements ancillary thereto and executed and delivered on the date hereof embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. In the event that any signature to this Agreement is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(e) Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall bind and inure to the benefit of and be enforceable by the Sellers and the Company and their respective successors and permitted assigns. Any purported assignment not permitted under this paragraph shall be null and void.

(f) No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns; provided, however, that the Seller Releasees and the Company Releasees shall be third party beneficiaries with respect to Sections 3(i) and 4 hereof.

(g) Governing Law; Jurisdiction. The Agreement and all disputes arising out of or related to this agreement (whether in contract, tort or otherwise) will be governed by and construed in accordance with the laws of the State of Delaware. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. Each of the parties (i) irrevocably submits to the personal jurisdiction of any state or federal court sitting in Wilmington, Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding relating to or arising out of, under or in connection with this Agreement, (ii) agrees that all claims in respect of such suit, action or proceeding, whether arising under contract, tort or otherwise, shall be brought, heard and determined exclusively in the Delaware Court of Chancery (provided that, in the event that subject matter jurisdiction is unavailable in that court, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in Wilmington, Delaware), (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (iv) agrees not to bring any action or proceeding relating to or arising out of, under or in connection with this Agreement or the Company’s business or affairs in any other court, tribunal, forum or proceeding. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this paragraph. Each of the parties agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in accordance with this paragraph, provided that nothing in the foregoing sentence shall affect the right of any party to serve legal process in any other manner permitted by law.

(h) Representation by Counsel. Each party hereto acknowledges to the other that it has been represented by independent legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Agreement. Each party further acknowledges that it and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof.

(i) Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of the Agreement.

(j) Construction. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(k) Remedies. The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement, that any breach of the provisions of this Agreement shall cause the other parties irreparable harm, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(l) Amendment and Waiver. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Sellers and the Company. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement, nor shall any waiver constitute a continuing waiver. Moreover, no failure by any party to insist upon strict performance of any of the provisions of this Agreement or to exercise any right or remedy arising out of a breach thereof shall constitute a waiver of any other provisions or any other breaches of this Agreement.

(m) Further Assurances. Each of the Company and the Sellers shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

(n) Attorneys’ Fees and Other Expenses. Each of the Company and the Sellers shall bear their own attorneys’ fees and other expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Repurchase Agreement as of the date first written above.

Company:

ONVIA, INC.

By:	/s/ Henry G. Riner
Name:	Henry G. Riner
Title:	President and Chief Executive Officer

Sellers:

STG III, L.P.

By: STG UGP, LLC, its general partner
By: STG III GP, L.P., its general partner
By: /s/ Stephen Henkenmeier
Name: Stephen Henkenmeier
Title: Chief Financial Officer

[Signature Page to Stock Repurchase Agreement]

STG III-A, L.P.

By:	STG III GP, L.P., its general partner
By:	STG UGP, LLC, its general partner
By:	/s/ Stephen Henkenmeier
Name:	Stephen Henkenmeier
Title:	Chief Financial Officer

[Signature Page to Stock Repurchase Agreement]

SCHEDULE A

Seller	Repurchase Shares
STG III, L.P.	1,097,251
STG III-A, L.P.	145,530
Total	1,242,781

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